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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
West Pointe Bancorp, Inc.
Belleville, Illinois


We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-68800) and on Form S-8 (333-49990) of West Pointe Bancorp, Inc. and subsidiary of our Report of Independent Registered Public Accounting Firm, dated March 2, 2005, on the consolidated balance sheets of West Pointe Bancorp, Inc. and subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended, which report is incorporated by reference in the Annual Report on Form 10-K of West Pointe Bancorp, Inc. for the year ended December 31, 2004.


                                               /s/ Crowe Chizek and Company LLC

                                               Crowe Chizek and Company LLC

Indianapolis, Indiana
March 28, 2005